United States
Securities And Exchange Commission

Washington, D.C. 20549

_________________

FORM 8—K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

_________________

Date of report (date of earliest event reported):  August 21, 2006

UNIVERSAL GUARDIAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24755 (Commission File Number)	33-0379106 (I.R.S. Employer Identification No.)

4695 MacArthur Court
Suite 300
Newport Beach, California 92660
(949) 861-8295
 (Address of principal executive offices) (Zip Code)
(Registrant's telephone number, including area code:)

N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Universal Guardian Holdings, Inc. (“we”, “our company” or “Universal Holdings”) files this report on Form 8-K to report the following transactions or events:

Section 1 — Registrant’s Business and Operations

Item 1.01.

Entry into a Material Definitive Agreement

See item 5.02

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 21, 2006, Universal Holdings entered into an employment agreement with Mr. Randall A. Jones to serve as its new Chief Financial Officer.  Mr. Jones will assume his responsibilities immediately following the filing of the company’s quarterly report on form 10-Q for the six month period ended June 30, 2006.  The employment agreement for Universal Holdings’ current Chief Financial Officer, Mr. Marian J. Barcikowski, lapsed on June 15, 2006, although Mr. Barcikowski has and will continue to act as the company’s Chief Financial Officer on a consulting basis through the filing of the company’s quarterly report on form 10-Q for the six month period ended June 30, 2006.

Mr. Jones is a Certified Public Accountant with twenty-nine years of professional financial, accounting and operational management experience.  From 1980 until his employment with Universal Holdings, Mr. Jones was Chief Executive Officer of South Coast Corporate Development, Inc., a consulting firm formed by Mr. Jones which specializes in the conversion of accounting systems to satisfy SEC requirements, financial audit preparation and completion, preparation of periodic reports for management, preparation of reports and registration statements for the SEC, and forensic accounting.  Prior to that, Mr. Jones was an auditor with Deloitte & Touche & Company.  Mr. Jones holds a bachelors of arts degree in business administration (accounting) from California State University at Fullerton.

Mr. Jones is employed as Chief Financial Officer of Universal Holdings under a three-year employment agreement dated August 21, 2006.  The essential terms of the employment agreement are as follows: (1) Mr. Jones is entitled to annual compensation of $175,000 per year; (2) the company may in its discretion pay Mr. Jones a bonus at the end of each year of employment; and (3) as an inducement for Mr. Jones’ employment, he will be granted a common share purchase option entitling him to purchase in a total of 300,000 Universal Holding common shares at $0.98 per share, reflecting the closing price for such stock as of the date of his employment.  One-third of these options vest on the first through third anniversaries of the grant date, respectively.  In the event of Mr. Jones’ termination without good cause, he will be entitled to one-months’ severance pay.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Newport Beach, California, this 24th day of August, 2006.

UNIVERSAL GUARDIAN HOLDINGS, INC., a Delaware corporation
By:	/s/ Michael J. Skellern
Michael J. Skellern President and Chief Executive Officer (principal executive officer)